Exhibit 3(b)




                                  B Y L A W S

                                      OF

                            THE QUAKER OATS COMPANY

                        AS AMENDED - SEPTEMBER 9, 1998

                         EFFECTIVE - SEPTEMBER 9, 1998









                                  B Y L A W S

                                      OF

                            THE QUAKER OATS COMPANY




CORPORATE OFFICES AND SEAL

     Bylaw 1 - The principal and registered office of this Corporation shall be at 820 Bear Tavern Road, West Trenton, Mercer County, New Jersey.

      Bylaw 2 - The Corporation shall also have and maintain a general office and place of business at the City of Chicago in the State of Illinois, where it may keep all books, records, documents, and papers; it may also establish offices in such other states and foreign countries as the board shall from time to time determine.

      Bylaw 3 - The Corporate Seal shall have inscribed thereon the name of the Corporation, the state of its organization, and the words "Corporate Seal."


CAPITAL STOCK AND TRANSFERS THEREOF

      Bylaw 4 - Certificates of stock in the Corporation shall be in the form adopted by the board, and be consecutively numbered; they shall be signed by the Chairman of the Board of Directors, the President or a Vice President and either the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, whose signatures may be facsimiles. The names of the owners of such shares, the dates of issue, and the certificate numbers thereof shall be entered upon the Corporation's books. The board shall appoint one or more transfer agents, and also one or more registrars of transfers, outside of the State of New Jersey, and shall require all valid certificates of stock in the Corporation to bear the countersignatures of one such agent, which may be a facsimile, and one such registrar. The same bank or trust company may act as both transfer agent and registrar.

      Bylaw 5 - Transfers of shares of stock in the Corporation upon the books of the Corporation shall be made only by the holders thereof in person or by attorney thereunto duly authorized in writing. Outstanding certificates for a like number of shares shall be surrendered and cancelled at the time of such transfers, except as provided in Bylaw 8.




      Bylaw 6 - For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or for the purpose of determining shareholders entitled to receive payment of any dividend or allotment of any right, or for the purpose of any other action, the board may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action.

      Bylaw 7 - The Corporation shall be entitled to treat the record holder of any share or shares of stock, as shown by its books, as the sole legal and equitable owner and holder thereof, and shall not be bound to recognize any interest or claim on the part of others, whether it shall have notice thereof or not, save as expressly provided otherwise by the laws of New Jersey.

      Bylaw 8 - The board may issue or cause to be issued new certificates of stock to replace certificates of stock alleged to have been lost or destroyed, upon such reasonable terms and conditions as may be prescribed by the board to protect the interests of the Corporation.


SHAREHOLDERS

     Bylaw 9 - Meetings of the shareholders of the Corporation shall be held at such place, within or without the State of New Jersey, as may be fixed by the board from time to time.

      Bylaw 10 - The annual meeting of the shareholders for election of directors and transaction of other business shall be held on the second Wednesday of May in each year at the hour of nine-thirty o'clock in the forenoon, or at such other time as may be fixed by the board. Directors shall be elected by ballot and a plurality vote. Written notice of the time, place, and purpose or purposes of every regular meeting of shareholders shall be given not less than 10 nor more than 60 days before the date of the meeting, either personally or by mail, to each shareholder of record entitled to vote at the meeting.

      Bylaw 11 - Special meetings of the shareholders for purposes allowed by law may be held at any time when called by the Chairman of the Board or President, or upon resolution or written request of a majority of the board or of a majority of the executive committee. If a special meeting of shareholders is duly called pursuant to this Bylaw 11 or by a court of competent jurisdiction pursuant to statute, then the board shall set the record and meeting date for such special meeting in accordance with applicable legal requirements. Written notice of the time, place, and purposes of every special meeting of shareholders shall be given not less than 10 nor more than 60 days before the date of the meeting, either personally or by mail, to each shareholder of record entitled to vote at the meeting. Only


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those matters  set forth in the notice of the special meeting may be considered or acted upon  at such special meeting, unless otherwise provided by law.



     Bylaw 12 - If a shareholder desires to submit a proposal for consideration at an annual shareholders' meeting, written notice of such shareholder's intent to make such a proposal must be given and received by the Secretary of the Corporation at the principal executive offices of the Corporation either by personal delivery or by United States mail not later than 90 days prior to the anniversary date of the immediately preceding annual meeting. Each notice shall describe the proposal in sufficient detail for the proposal to be summarized on the agenda for the meeting and shall set forth (i) the name and address, as it appears on the books of the Corporation, of the shareholder who intends to make the proposal; (ii) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present such proposal; and (iii) the class and number of shares of the Corporation which are beneficially owned by the shareholder. In addition, the notice shall set forth the reasons for conducting such proposed business at the meeting and any material interest of the shareholder in such business. The presiding officer of the annual meeting shall, if the facts warrant, refuse to acknowledge a proposal not made in compliance with the foregoing procedure, and any such proposal not properly brought before the meeting shall not be transacted. Nothing contained in this Section shall be deemed to decrease any time period set forth in the Securities Exchange Act of 1934, as amended, or any rule or regulation of the Securities and Exchange Commission thereunder.

      Bylaw 13 - Unless otherwise provided in the certificate of incorporation or the laws of New Jersey, the holders of shares entitled to cast a majority of the votes at a meeting shall constitute quorum at such meeting. The shareholders present in person or by proxy at a duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Less than a quorum may adjourn the meeting. Whenever the holders of any class or series of shares are entitled to vote separately on a specified item of business, the provisions of this section shall apply in determining the presence of a quorum of such class or series for the transaction of such specified item of business.

      Bylaw  14  -  The  Chairman of the Board shall act as  chairman  of  each shareholders' meeting. If he is absent, the President or a Vice President shall so act. If all of the foregoing are absent, then the meeting itself by a majority vote in interest may select some shareholder present to preside, which vote shall be recorded in the minutes. The Secretary of the Corporation, if present, shall act as secretary of each shareholders' meeting. If the Secretary of the Corporation is absent, an Assistant Secretary shall so act. If all of the foregoing are absent, then

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the chairman of the meeting  shall designate a person  to  act as secretary.  A declaration by the chairman that any resolution has been duly carried, and an entry to that effect in the minutes of the meeting, shall, in all cases where a poll in not demanded, be competent and sufficient evidence of the fact and legality of adoption of such resolution.

      Bylaw 15 - (a) At all elections of directors by the shareholders, two independent inspectors of election shall be chosen by the presiding officer of the meeting; they need not be shareholders, but in no case shall they be either employees of the Corporation or candidates for the office of director. Each inspector shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability, and shall perform such duties as are provided by the laws of New Jersey.

      (b) At all elections of directors by the shareholders, all proxies, ballots, and voting tabulations that identify how shareholders voted will be kept confidential and not be disclosed to any of the directors, officers or employees of the Corporation except when disclosure is mandated by law, expressly requested by a shareholder, or during a contested election for the board.

      (c) The same voting procedure shall be followed with regard to other matters submitted to shareholders for their vote.

      Bylaw 16 - The officer or agent having charge of the stock transfer books for shares of the Corporation shall make and certify a complete list of the shareholders entitled to vote at a shareholders' meeting or any adjournment thereof. Such list shall

     (a) be arranged alphabetically within each class and series, with the address of, and the number of shares held by, each shareholder;

     (b)  be produced at the time and place of the meeting;

     (c) be subject to the inspection of any shareholder during the whole time of the meeting; and

     (d) be prima facie evidence as to who are the shareholders entitled to examine such list or to vote at any meeting.

     Bylaw 17 - Except as otherwise provided by law, if any shareholder desires to solicit written consents for action to be taken by shareholders of the Corporation without a meeting, prior written notice of any such solicitation must be given and received by the Secretary of the Corporation at the principal executive offices of the Corporation either by personal delivery or by United States mail not later than 45 days prior to the date such written consents, or soliciting material relating thereto, are


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first published, sent or given to any shareholder.   Such notice shall describe
the matter for which written consent is being sought and shall set forth (i) the name and address, as it appears on the books of the Corporation, of the shareholder who seeks the written consent; (ii) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote on the matter for which written consent is being sought and intends to vote on the matter for which written consent is being sought; and (iii) the class and number of shares of the Corporation which are beneficially owned by the shareholder. In addition, the notice shall set forth the reasons for conducting such proposed business by means of the written consent and any material interest of the  shareholder  in  such  business.  No  action  taken by written
consent   shall  be   valid  unless  taken in  accordance  with  the  foregoing
procedures.


BOARD OF DIRECTORS

     Bylaw 18 - The property, affairs, and business of the Corporation shall be managed and controlled by a board of directors. The number of directors shall be determined in accordance with the provisions of the certificate of incorporation. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of directors constituting the entire board of directors. At each annual meeting of shareholders beginning in 1984, successors to directors whose terms expire at that annual meeting shall be of the same class as the directors they succeed, and shall be elected for three-year terms.

      Bylaw 19 - A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, or removal from office. Any newly created directorship resulting from an increase in the number of directors and any other vacancy on the board of directors, however caused, may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director; provided that if the number of directors is increased, not more than two such newly created directorships may be filled by the directors in any period between annual meetings of shareholders. Any director so elected to fill a vacancy shall, without regard to the class in which such vacancy occurred, hold office until the next succeeding annual meeting of shareholders and until his or her successor shall have been elected and qualified. The term of a director elected by shareholders to fill a newly created directorship or other vacancy shall expire at the same time as the terms of the other directors of the class in which the vacancy occurred.


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     Bylaw 20 - Regular meetings of the board shall be held six times each year at such time and place as the board may determine, subject to the right of the Chairman of the Board, the President, or the executive committee, by notice required for a special meeting of the board, to change the time or place of a
regular  meeting.   Except  as aforesaid, no notice of  a  regular  meeting  is required.

     Bylaw 21 - Special meetings of the board may be held at any time and place whenever called by the Chairman of the Board, the President, or any three of the directors. Notice to each director of the time and place of the meeting shall be mailed not less than three calendar days before the meeting, or telegraphed or telephoned or delivered to his office not less than 24 hours before the meeting.

      Bylaw 22 - A majority of the board shall constitute a quorum for the transaction of business, but any less number present may adjourn the meeting from time to time.

      Bylaw 23 - In addition to the powers specifically enumerated in these Bylaws, the board shall also have, and may exercise, all other and further powers, privileges, and authority expressly or impliedly conferred upon them by the Statues of New Jersey and the articles of incorporation of the Corporation.


EXECUTIVE COMMITTEE

      Bylaw 24 - The board shall appoint from among its members an executive committee of not less than four and not more than 10 regular members. The board may also designate one or more of its members as alternates to serve as members of the executive committee in the absence of a quorum of that committee at any regular or special meeting.

       (a) The executive committee shall have the powers of the board in the management of the business, affairs, and property of the Corporation during the intervals between the meetings of the board, except that the executive committee shall not:

              (i)   make, alter or repeal any Bylaw of the
                    Corporation;

             (ii) elect or appoint any director, or remove any officer or director;

            (iii)   submit to shareholders any action that
                    requires shareholders' approval; or

             (iv) amend or repeal any resolution theretofore adopted by the board which by its terms is amendable or repealable only by the board.

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       (b) Regular meetings of the executive committee may be
           held without notice at such time and place as shall from time to time be determined by the executive committee or by the board.

       (c) Special   meetings   of   the   executive   committee
           may   be called by the President, or the Chairman of
           the Board, or by any two regular members of the committee by causing 24 hours' notice of the time and place thereof to be given to each regular member by mail or by telegram or by telephone, or by delivery to his office, but any regular member may waive such notice.
           The purpose of the meeting need not be stated in the notice or waiver of notice.

       (d) Whenever it appears that a quorum of regular members will not present at a meeting, the Secretary may request the attendance of an alternate member, who, if he attends, and if his attendance is necessary to obtain quorum, shall be deemed a regular member of the executive committee for the purposes of such meeting.

       (e) Any regular or special meeting of the executive committee may be adjourned and no notice need be given of the adjourned meeting whether or not a quorum shall be present.

       (f) A majority of members of the executive committee shall constitute a quorum. Actions taken at a meeting of the executive committee shall be reported to the board at its next meeting following such executive committee meeting; except that, when the meeting of the board is held within two days after the executive committee meeting, such report shall, if not made at the first meeting, be made to the board at its second meeting following such executive committee meeting.


OTHER COMMITTEES

      Bylaw 25 - The board by resolution adopted by a majority of the entire board may appoint from among its members one or more other committees, each of which shall have one or more members.


MEETINGS AND ACTION OF DIRECTORS WITHOUT A MEETING

      Bylaw 26 - Any or all directors may participate in a meeting of the board or executive committee by means of conference telephone or any means of communication by which all persons participating in the meeting are able to hear each other.


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      Any  action  required or permitted to be taken pursuant to  authorization voted at a meeting of the board or executive committee may be taken without a meeting if, prior or subsequent to such action, all members of the board or of the executive committee, as the case may be, consent thereto in writing and such written consents are filed with the minutes of the proceedings of the board or executive committee.


OFFICERS

      Bylaw 27 - The officers of the Corporation shall be a Chairman of the Board, a President, one or more Vice Presidents, a Treasurer, and a Secretary, and such additional officers and such assistant officers as may be deemed necessary from time to time by the board or the executive committee. One or more Vice Presidents may be designated as Executive Vice Presidents or as Senior Vice Presidents or as other types of Vice Presidents. The Chairman of the Board, President, Treasurer, Secretary and any Vice President reporting directly to the Chairman of the Board or President shall either be elected by the board or the executive committee. Any other officers shall be elected by the board or the executive committee or be appointed by the Chairman of the Board. Each officer shall hold office for a term expiring at the first board meeting following the annual meeting of the shareholders and until his successor is elected, but subject to removal by the board, the executive committee or Chairman of the Board at any time. Salaries of officers who must be elected by the board or executive committee shall be fixed by the board or the executive committee. Salaries of other officers and assistant officers shall be fixed by the board, the executive committee, or the Chairman of the Board.

      Bylaw 28 - The Chairman of the Board shall be the Chief Executive Officer of the Corporation and shall have general supervision of its business and affairs, subject, however, to control of the board and the executive committee. He shall be a regular member of the executive committee and shall preside at all meetings of the shareholders, the board, and the executive committee.

      Bylaw 29 - The President shall serve as a regular member of the executive committee and shall have such other powers and duties as shall be assigned to him by the board or the executive committee or the Chairman of the Board. In the absence of the Chairman of the Board, he shall preside at meetings of the board and of the executive committee.

      Bylaw 30 - The Vice Presidents shall have such powers and duties as shall be assigned to them by the board, the executive committee, or the Chairman of the Board. The President or the Senior or Executive Vice President with the longest service with the Corporation who is a member of the executive committee and who is present and able to act shall have the powers and duties

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of the Chairman of the Board during his absence or inability to act.


      Bylaw 31 - The Treasurer shall have custody of the corporate funds and securities. He shall keep full and accurate accounts of all receipts and disbursements and generally shall perform all the duties usually incident to the office of Treasurer and shall have such other powers and duties as shall be assigned to him by the board, the executive committee or the Chairman of the Board.

     Each Assistant Treasurer shall have power to act in the place and stead of the Treasurer in case of his absence or inability to act, and shall have such other powers and duties as shall be assigned to him by the board, the executive committee or the Chairman of the Board.

      Bylaw 32 - The Secretary shall have custody of the corporate seal and shall be present at and make a true record of the votes and proceedings of all meetings of the shareholders, the board, and the executive committee. He shall supervise the giving and mailing of all notices of shareholders' and directors' meetings; shall have charge of the certificate books, transfer books, and capital stock ledgers; and generally shall perform all the duties and have charge of all other books and papers usually incident to the office of Secretary. He shall have such other powers and duties as shall be assigned to him by the board, the executive committee or the Chairman of the Board.

     Each Assistant Secretary shall have power to act in the place and stead of the Secretary in case of his absence or inability to act, and shall have such other powers and duties as shall be assigned to him by the board, the executive committee or the Chairman of the Board.

      Bylaw 33 - Unless otherwise ordered by the board or the executive committee, the Secretary, and in case of his absence or inability to act an Assistant Secretary, shall have the power, and it shall be his duty, to vote in the name and behalf of the Corporation all stock held by it in other companies; and the Chairman of the Board, President, or a Vice President, and the Secretary or an Assistant Secretary, shall have the power to execute an deliver proxies for the purpose of voting such stock; but the board or the executive committee may by resolution confer such power to vote and to execute proxies upon any other person or persons, and in all cases may instruct how such stock shall be voted at any meeting or election.

      Bylaw 34 - The board or the executive committee shall by resolution designate one or more banks as authorized principal depositories of the funds and securities of the Corporation and appoint and authorize officers of other persons to sign checks thereon and otherwise control and dispose of such funds and securities. The Treasurer or any two other elected officers of the Corporation may designate other banks as secondary


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depositories in  connection with  the  business of the Corporation, and appoint and authorize officers or other persons to sign checks thereon or otherwise control and dispose of funds therein.

      All notes payable issued by the Corporation shall be signed in its behalf by such officer or officers of the Corporation authorized for that purpose by the board or the executive committee.


FISCAL YEAR AND DIVIDENDS

     Bylaw 35 - The fiscal year of the Corporation shall begin on the first day of January in each year.

      Bylaw 36 - Dividends may be declared by the board, from the profits, at any regular or special meeting of the board, whenever in their judgment it shall be consistent with the best interests of the Corporation. The executive committee shall also have power, between sessions of the board, to declare the usual quarterly dividends on all classes of stock.


AMENDMENTS

      Bylaw 37 - These Bylaws may be amended, altered or repealed, and new Bylaws may be enacted, only by the affirmative vote of the holders of not less than two-thirds of the outstanding shares of capital stock of the Corporation or by a vote of not less than two-thirds of the entire board of directors.


INDEMNIFICATION

      Bylaw 38 - The Corporation shall indemnify any person who is or was a director, officer, employee or agent of the Corporation or of any constituent corporation absorbed by the Corporation in a consolidation or merger, and any person who is or was a director, officer, trustee, employee or agent of any other domestic or foreign corporation and any partnership, joint venture, sole proprietorship, trust or other enterprise, whether or not for profit, served by a person covered by this Bylaw, serving at the request of the Corporation, or of any such constituent corporation, or the legal representative of any such director, officer, trustee, employee or agent, against his reasonable costs, disbursements and counsel fees and amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties in connection with any pending, threatened or completed civil, criminal administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry, or investigation which could lead to such action, suit or proceeding, to the fullest extent now or hereafter permitted by New Jersey law.


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      The  Corporation shall pay expenses as they are incurred  by  any  person covered by this Bylaw in connection with any proceeding covered by this Bylaw in advance of the final disposition of the proceeding to the fullest extent now or hereafter permitted by New Jersey law.

     Any determination required to be made pursuant to Section 14A3-5(5) of the New Jersey Business Corporation Act shall be made only by either (a) the Board or a committee thereof, acting by a majority vote of a quorum consisting of directors who were not parties to or otherwise involved in the proceeding, or
(b) if such a quorum is not obtainable, or even if obtainable and such quorum of the Board or committee by a majority vote of the disinterested directors so directs, by independent legal counsel in a written opinion, such counsel to be designated by the Board and reasonably satisfactory to the person who is being indemnified.

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